Exhibit 99.1

AssetMark Reports Record $74.5B Platform Assets for Fourth Quarter 2020

CONCORD, Calif., February 11, 2021 (GLOBE NEWSWIRE) — AssetMark Financial Holdings, Inc. (NYSE: AMK) today announced financial results for the quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Financial and Operational Highlights

•	Net loss for the quarter was $9.9 million, or $0.15 per share.
•	Adjusted net income for the quarter was $22.2 million, or $0.31 per share, on total revenue of $110.9 million.
•	Adjusted EBITDA for the quarter was $32.0 million, or 28.9% of total revenue.
•	Platform assets increased 21.0% year-over-year and 10.8% quarter-over-quarter to $74.5 billion, aided by quarterly net flows of $1.5 billion and market impact net of fees of $5.7 billion.
•	Annual net flows as a percentage of beginning-of-year platform assets were 8.9%.
•

More than 3,900 new households and 177 new producing advisors joined the AssetMark platform during the fourth quarter. In total, as of December 31, 2020 there were over 8,450 advisors (approximately 2,500 were engaged advisors) and over 186,500 investor households on the AssetMark platform.

•	We realized 21.3% annualized production lift from existing advisors for the fourth quarter, indicating that advisors continued to grow organically and increase wallet share on our platform.

“The strength and resiliency of AssetMark’s business, advisors and employees was the key theme in 2020. It was this strength and resiliency that drove phenomenal operating results during the year. In 2020, we added $12.9 billion in assets, over 300 engaged advisors and over 24,000 households to our platform. We attracted over 740 new producing advisors who realized the value in outsourcing to AssetMark. Our 2020 net flows were exceptional, and we ended the year with our highest platform asset total ever,” said Charles Goldman, President and CEO. “These fantastic operating results translated to solid financial results, which were highlighted by top and bottom-line growth and margin expansion. I could not be more proud of our business, our Associates and the advisors that have chosen our platform.”

Goldman concluded, “Building off the strong momentum in 2020, we are already off to an amazing start in 2021. Our pipeline of projects, new products, and client experience improvements is robust, and work is already underway as our core pillars continue to define our strategy and guide our investments. We are also focused on our 2021 strategic initiative of attracting RIAs and hybrid advisors. Later this month, we will launch AssetMark Institutional, which will deliver tailored products, technology, services and community resources for RIAs and their clients. I have never been more excited about our company’s future.”

Fourth Quarter 2020 Key Operating Metrics

			Variance
	4Q20	4Q19	per year
Operational metrics:
Platform assets (at period-beginning) (millions of dollars)	67,254	57,902	16.2%
Net flows (millions of dollars)	1,533	1,108	38.3%
Market impact net of fees (millions of dollars)	5,734	2,598	120.7%
Acquisition impact (millions of dollars)	0	0	NM
Platform assets (at period-end) (millions of dollars)	74,520	61,608	21.0%
Net flows lift (% of beginning of year platform assets)	2.5%	2.5%	0 bps
Advisors (at period-end)	8,454	7,958	6.2%
Engaged advisors (at period-end)	2,536	2,230	13.7%
Assets from engaged advisors (at period-end) (millions of dollars)	67,300	54,853	22.7%
Households (at period-end)	186,602	162,225	15.0%
New producing advisors	177	213	(16.9%)
Production lift from existing advisors (annualized %)	21.3%	25.2%	(390 bps)
Assets in custody at ATC (at period-end) (millions of dollars)	53,878	43,393	24.2%
ATC client cash (at period-end) (millions of dollars)	2,618	1,876	39.6%
Financial metrics:
Total revenue (millions of dollars)	111	111	(0.1%)
Net income (loss) (millions of dollars)	(9.9)	(2.7)	NM
Net income (loss) margin (%)	(8.9%)	(2.5%)	(640 bps)
Capital expenditure (millions of dollars)	8.0	6.2	29.6%
Non-GAAP financial metrics:
Adjusted EBITDA (millions of dollars)	32.0	29.3	9.2%
Adjusted EBITDA margin (%)	28.9%	26.4%	250 bps
Adjusted net income (millions of dollars)	22.2	19.7	12.8%

Note: Percentage variance based on actual numbers, not rounded results

Full Year 2020 Key Operating Metrics

			Variance
	2020	2019	per year
Operational metrics:
Platform assets (at period-beginning) (millions of dollars)	61,608	44,855	37.3%
Net flows (millions of dollars)	5,483	5,389	1.7%
Market impact net of fees (millions of dollars)	5,369	7,575	(29.1%)
Acquisition impact (millions of dollars)	2,060	3,789	(45.6%)
Platform assets (at period-end) (millions of dollars)	74,520	61,608	21.0%
Net flows lift (% of beginning of year platform assets)	8.9%	12.0%	(310 bps)
Advisors (at period-end)	8,454	7,958	6.2%
Engaged advisors (at period-end)	2,536	2,230	13.7%
Assets from engaged advisors (at period-end) (millions of dollars)	67,300	54,853	22.7%
Households (at period-end)	186,602	162,225	15.0%
New producing advisors	743	894	(16.9%)
Production lift from existing advisors	19.9%	24.4%	(450 bps)
Assets in custody at ATC (at period-end) (millions of dollars)	53,878	43,393	24.2%
ATC client cash (at period-end) (millions of dollars)	2,618	1,876	39.6%
Financial metrics:
Total revenue (millions of dollars)	432	418	3.4%
Net income (loss) (millions of dollars)	(7.8)	(0.4)	NM
Net income (loss) margin (%)	(1.8%)	(0.1%)	(170 bps)
Capital expenditure (millions of dollars)	29.1	22.5	29.2%
Non-GAAP financial metrics:
Adjusted EBITDA (millions of dollars)	115.0	109.9	4.7%
Adjusted EBITDA margin (%)	26.6%	26.3%	30 bps
Adjusted net income (millions of dollars)	73.2	66.1	10.7%

Note: Percentage variance based on actual numbers, not rounded results

Webcast and Conference Call Information

AssetMark will host a live conference call and webcast to discuss its fourth quarter and full year 2020 results. In conjunction with this earnings press release, AssetMark has posted an earnings presentation on its investor relations website at http://ir.assetmark.com. Conference call and webcast details are as follows:

•	Date: February 11, 2021
•	Time: 2:00 p.m. PT; 5:00 p.m. ET
•

Phone: Listeners can pre-register for the conference call here: http://www.directeventreg.com/registration/event/4646665. Upon registering, you will be provided with participant dial-in numbers, passcode and unique registrant ID. In the 10 minutes prior to the call start time, you may use the conference access information (dial in number, direct event passcode and registrant ID) provided in the confirmation email received at the point of registering to join the call directly.

•

Webcast: http://ir.assetmark.com. Please access the website 10 minutes prior to the start time. The webcast will be available in recorded form at http://ir.assetmark.com for 14 days from February 11, 2021.

About AssetMark Financial Holdings, Inc.

AssetMark is a leading provider of extensive wealth management and technology solutions that power independent financial advisors and their clients. Through AssetMark, Inc., its investment advisor subsidiary registered with the Securities and Exchange Commission, AssetMark operates a platform that comprises fully integrated technology, personalized and scalable service and curated investment platform solutions designed to make a difference in the lives of advisors and their clients. AssetMark had $74.5 billion in platform assets as of December 31, 2020 and has a history of innovation spanning more than 20 years.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including in relation to our ability to attract and retain advisors, competition in the industry in which we operate, the interest rate environment, shifting investor preferences, our market share and the size of our addressable market, our financial performance, investments in new products, services and capabilities, our ability to execute strategic transactions, legal and regulatory developments and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus dated July 17, 2019 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is on file with the Securities and Exchange Commission and available on our investor relations website at http://ir.assetmark.com. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, which is expected to be filed in mid-March. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands except share data and par value)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$70,619	$96,341
Restricted cash	11,000	9,000
Investments, at fair value	10,577	7,275
Fees and other receivables, net	8,891	9,679
Income tax receivable, net	8,596	3,994
Prepaid expenses and other current assets	13,637	6,565
Total current assets	123,320	132,854
Property, plant and equipment, net	7,388	7,067
Capitalized software, net	68,835	69,814
Other intangible assets, net	655,736	651,915
Operating lease right-of-use assets	27,496	—
Goodwill	338,848	327,310
Other assets	1,965	—
Total assets	$1,223,588	$1,188,960
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,199	$967
Accrued liabilities and other current liabilities	43,694	40,610
Total current liabilities	45,893	41,577
Long-term debt, net	75,000	121,692
Other long-term liabilities	16,302	16,440
Long-term portion of operating lease liabilities	31,820	—
Deferred income tax liabilities, net	149,500	150,390
Total long-term liabilities	272,622	288,522
Total liabilities	318,515	330,099
Commitments and contingencies	—	—
Stockholders' equity:
Common stock, $0.001 par value (675,000,000 shares authorized and 72,459,255 and 72,390,080 shares issued and outstanding as of December 31, 2020 and 2019, respectively)	72	72
Additional paid-in capital	850,430	796,406
Retained earnings	54,571	62,383
Total stockholders' equity	905,073	858,861
Total liabilities and stockholders' equity	$1,223,588	$1,188,960

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except share and per share data)

	Three months ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Asset-based revenue	$107,854	$101,171	$412,023	$377,718
Spread-based revenue	2,490	8,589	16,618	34,586
Other revenue	576	1,248	3,438	5,632
Total revenue	110,920	111,008	432,079	417,936
Operating expenses:
Asset-based expenses	34,165	32,726	132,695	125,985
Spread-based expenses	545	1,385	2,703	5,014
Employee compensation	44,821	45,571	176,483	154,999
General and operating expenses	13,770	16,573	62,466	58,028
Professional fees	4,473	3,506	15,100	14,084
Depreciation and amortization	9,300	8,324	35,126	30,356
Total operating expenses	107,074	108,085	424,573	388,466
Interest expense	1,142	1,702	5,588	12,269
Other expenses, net	1,692	—	1,687	2,296
Income before income taxes	1,012	1,221	231	14,905
Provision for income taxes	10,877	3,961	8,043	15,325
Net loss	(9,865)	(2,740)	(7,812)	(420)
Net comprehensive loss	$(9,865)	$(2,740)	$(7,812)	$(420)
Net loss per share attributable to common stockholders:
Basic	$(0.15)	$(0.04)	$(0.12)	$(0.01)
Diluted	$(0.15)	$(0.04)	$(0.12)	$(0.01)
Weighted average number of common shares outstanding, basic	67,810,682	72,393,387	67,361,995	66,298,553
Weighted average number of common shares outstanding, diluted	67,810,682	72,393,387	67,361,995	66,298,553

AssetMark Financial Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three months ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,865)	$(2,740)	$(7,812)	$(420)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,300	8,324	35,126	30,356
Interest	150	47	606	525
Deferred income taxes	(1,299)	1,324	(706)	1,497
Share-based compensation	13,796	14,109	53,837	36,202
Debt acquisition cost write-down	1,729	—	1,729	2,296
Impairment of right-of-use assets and property, plant, and equipment	139	—	2,520	—
Changes in certain assets and liabilities:
Fees and other receivables, net	(1,328)	(112)	1,525	(726)
Receivables from related party	(101)	314	(143)	—
Prepaid expenses and other current assets	(2,395)	(391)	2,401	(1,852)
Accounts payable, accrued expenses and other liabilities	5,626	2,079	(7,534)	(9,719)
Income tax receivable, net	6,796	(1,908)	(4,602)	(3,076)
Net cash provided by operating activities	22,548	21,046	76,947	55,083
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Global Financial Private Capital, LLC	—	(117)	—	(35,906)
Purchase of WBI OBS Financial, Inc., net of cash received	—	—	(18,561)	—
Purchase of investments	(488)	(17)	(2,384)	(1,594)
Sale of investments	28	—	40	82
Purchase of property and equipment	(613)	(541)	(2,901)	(1,882)
Purchase of computer software	(7,414)	(5,624)	(26,164)	(20,614)
Net cash used in investing activities	(8,487)	(6,299)	(49,970)	(59,914)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	—	—	187	—
Initial public offering proceeds	—	(142)	—	124,068
Payments on long-term debt	(123,750)	—	(123,750)	(126,250)
Proceeds from credit facility draw down	73,019	—	73,019	—
Revolving credit facility issuance costs	(155)	—	(155)	—
Net cash used in provided by financing activities	(50,886)	(142)	(50,699)	(2,182)
Net change in cash, cash equivalents, and restricted cash	(36,825)	14,605	(23,722)	(7,013)
Cash, cash equivalents, and restricted cash at beginning of period	118,444	90,736	105,341	112,354
Cash, cash equivalents, and restricted cash at end of period	$81,619	$105,341	$81,619	$105,341

SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid	$4,649	$4,333	$13,456	$16,116
Interest paid	$984	$1,652	$4,969	$11,728
Non-cash operating activities:
Non-cash changes to right-of-use assets	$62	$—	$38,796	$—
Non-cash changes to lease liabilities	$62	$—	$40,140	$—

Explanations and Reconciliations of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe adjusted EBITDA, adjusted EBITDA margin and adjusted net income, all of which are non-GAAP measures, are useful in evaluating our performance. We use adjusted EBITDA, adjusted EBITDA margin and adjusted net income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that such non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, such non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization and less interest income), further adjusted to exclude certain non-cash charges and other adjustments set forth below. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue. Adjusted EBITDA and adjusted EBITDA margin are useful financial metrics in assessing our operating performance from period to period because they exclude certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments such as share-based compensation, strategic initiatives and reorganization and integration costs. We believe that adjusted EBITDA and adjusted EBITDA margin, viewed in addition to, and not in lieu of, our reported GAAP results, provide useful information to investors regarding our performance and overall results of operations for various reasons, including:

•

non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance; and

•

costs associated with acquisitions and the resulting integrations, debt refinancing, restructuring, litigation and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance.

We use adjusted EBITDA and adjusted EBITDA margin:

•	as measures of operating performance;
•	for planning purposes, including the preparation of budgets and forecasts;
•	to allocate resources to enhance the financial performance of our business;
•	to evaluate the effectiveness of our business strategies;
•	in communications with our board of directors concerning our financial performance; and
•	as considerations in determining compensation for certain employees.

Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation to, or as substitutes for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA and adjusted EBITDA margin do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect changes in, or cash requirements for, working capital needs;
•	adjusted EBITDA and adjusted EBITDA margin do not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and
•

the definitions of adjusted EBITDA and adjusted EBITDA margin can differ significantly from company to company and as a result have limitations when comparing similarly titled measures across companies.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted EBITDA for the three months and years ended December 31, 2020 and 2019 (unaudited).

	For the three months ended December 31,		For the three months ended December 31,
(in thousands except for percentages)	2020	2019	2020	2019
Net loss	$(9,865)	$(2,740)	(8.9)%	(2.5)%
Provision for income taxes	10,877	3,961	9.8%	3.6%
Interest income (loss)	(57)	(224)	(0.1)%	(0.2)%
Interest expense	1,142	1,702	1.1%	1.6%
Amortization/depreciation	9,300	8,324	8.4%	7.5%
EBITDA	$11,397	$11,023	10.3%	10.0%
Share-based compensation(1)	13,796	14,109	12.4%	12.7%
IPO readiness(2)	—	488	—	0.4%
Reorganization and integration costs(3)	2,348	705	2.1%	0.6%
Acquisition expenses(4)	2,320	2,999	2.1%	2.7%
Debt acquisition cost write-down(5)	1,729	—	1.6%	—
Business continuity plan (6)	185	—	0.2%	—
Office closures(7)	276	—	0.2%	—
Other expense	(38)	—	—	—
Adjusted EBITDA	$32,013	$29,324	28.9%	26.4%

	Year Ended December 31,		Year Ended December 31,
(in thousands except for percentages)	2020	2019	2020	2019
Net loss	$(7,812)	$(420)	(1.8)%	(0.1)%
Provision for income taxes	8,043	15,325	1.9%	3.6%
Interest income (loss)	(899)	(2,510)	(0.2)%	(0.6)%
Interest expense	5,588	12,269	1.3%	2.9%
Amortization/depreciation	35,126	30,356	8.1%	7.3%
EBITDA	$40,046	$55,020	9.3%	13.1%
Share-based compensation(1)	53,837	36,202	12.4%	8.7%
IPO readiness(2)	—	3,323	—	0.8%
Reorganization and integration costs(3)	2,596	1,655	0.6%	0.4%
Acquisition expenses(4)	12,558	11,392	2.9%	2.8%
Debt acquisition cost write- down(5)	1,729	2,296	0.4%	0.5%
Business continuity plan (6)	1,568	—	0.4%	—
Office closures(7)	2,755	—	0.6%	—
Other expense	(42)	—	—	—
Adjusted EBITDA	$115,047	$109,888	26.6%	26.3%

(1)

“Share-based compensation” represents granted share-based compensation in the form of Class C Common Units (which are incentive units) of AssetMark Holdings LLC, our former parent company, and RSA, restricted stock unit, stock option grants and stock appreciation rights by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“IPO readiness” includes professional fees related to our preparation for becoming a public company. These expenses primarily include services for financial and human resources systems implementation, executive compensation assessments and other consulting services. Although these expenses occurred in 2019, these expenses are nonrecurring as they are limited to our public-company readiness preparation and do not include ongoing public-company compliance costs.

(3)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(4)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(5)

“Debt acquisition cost write-down” represents capitalized debt issuance costs extinguished due to the repayment of $124 million of our outstanding indebtedness under the Term Loan in July 2019 and repayment of $124 million remaining outstanding indebtedness under the Term Loan in December 2020. The July 2019 repayment was considered a substantial modification and the debt was considered fully extinguished as of December 31, 2020.

(6)

“Business continuity plan” includes incremental compensation and other costs that are directly related to operations while transitioning to a remote workforce and other costs due to the COVID-19 pandemic.

(7)	“Office closures” represents one-time expenses related to closing facilities.

Set forth below is a summary of the adjustments involved in the reconciliation from net income and net income margin, the most directly comparable GAAP financial measures, to adjusted EBITDA and adjusted EBITDA margin for the three months and years ended December 31, 2020 and 2019, broken out by compensation and non-compensation expenses.

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$13,796	$—	$13,796	$14,109	$—	$14,109
IPO readiness(2)	—	—	—	—	488	488
Reorganization and integration costs(3)	2,335	13	2,348	538	167	705
Acquisition expenses(4)	1,164	1,156	2,320	1,349	1,650	2,999
Debt acquisition cost write-down(5)	—	1,729	1,729	—	—	—
Business continuity plan (6)	—	184	184	—	—	—
Office closures(7)	—	276	276	—	—	—
Other expense	—	(38)	(38)	—	—	—
Total adjustments to adjusted EBITDA	$17,295	$3,320	$20,615	$15,996	$2,305	$18,301

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
(in percentages)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	12.4%	—	12.4%	12.7%	—	12.7%
IPO readiness(2)	—	—	—	—	0.4%	0.4%
Reorganization and integration costs(3)	2.1%	—	2.1%	0.5%	0.1%	0.6%
Acquisition expenses(4)	1.0%	1.0%	2.0%	1.2%	1.5%	2.7%
Debt acquisition cost write-down(5)	—	1.6%	1.6%	—	—	—
Business continuity plan (6)	—	0.2%	0.2%	—	—	—
Office closures(7)	—	0.2%	0.2%	—	—	—
Other expense	—	—	—	—	—	—
Total adjustments to adjusted EBITDA margin %	15.5%	3.0%	18.5%	14.4%	2.0%	16.4%

	Year Ended December 31, 2020			Year Ended December 31, 2019
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$53,837	$—	$53,837	$36,202	$—	$36,202
IPO readiness(2)	—	—	—	—	3,323	3,323
Reorganization and integration costs(3)	2,585	11	2,596	1,369	286	1,655
Acquisition expenses(4)	6,022	6,536	12,558	4,874	6,518	11,392
Debt acquisition cost write-down(5)	—	1,729	1,729	—	2,296	2,296
Business continuity plan (6)	1,082	486	1,568	—	—	—
Office closures(7)	—	2,755	2,755	—	—	—
Other expense	—	(42)	(42)	—	—	—
Total adjustments to adjusted EBITDA	$63,526	$11,475	$75,001	$42,445	$12,423	$54,868

	Year Ended December 31, 2020			Year Ended December 31, 2019
(in percentages)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	12.4%	—	12.4%	8.7%	—	8.7%
IPO readiness(2)	—	—	—	—	0.8%	0.8%
Reorganization and integration costs(3)	0.6%	—	0.6%	0.3%	0.1%	0.4%
Acquisition expenses(4)	1.4%	1.5%	2.9%	1.2%	1.6%	2.8%
Debt acquisition cost write-down(5)	—	0.4%	0.4%	—	0.5%	0.5%
Business continuity plan (6)	0.3%	0.1%	0.4%	—	—	—
Office closures(7)	—	0.6%	0.6%	—	—	—
Other expense	—	—	—	—	—	—
Total adjustments to adjusted EBITDA margin %	14.7%	2.6%	17.3%	10.2%	3.0%	13.2%

(1)

“Share-based compensation” represents granted share-based compensation in the form of Class C Common Units (which are incentive units) of AssetMark Holdings LLC, our former parent company, and RSA, restricted stock unit, stock option grants and stock appreciation rights by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.

(2)

“IPO readiness” includes professional fees related to our preparation for becoming a public company. These expenses primarily include services for financial and human resources systems implementation, executive compensation assessments and other consulting services. Although these expenses occurred in 2019, these expenses are nonrecurring as they are limited to our public-company readiness preparation and do not include ongoing public-company compliance costs.

(3)

“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.

(4)	“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(5)

“Debt acquisition cost write-down” represents capitalized debt issuance costs extinguished due to the repayment of $124 million of our outstanding indebtedness under the Term Loan in July 2019 and repayment of $124 million remaining outstanding indebtedness under the Term Loan in December 2020. The July 2019 repayment was considered a substantial modification and the debt was considered fully extinguished as of December 31, 2020.

(6)

“Business continuity plan” includes incremental compensation and other costs that are directly related to operations while transitioning to a remote workforce and other costs due to the COVID-19 pandemic.

(7)	“Office closures” represents one-time expenses related to closing facilities.

Adjusted Net Income

Adjusted net income represents net income before: (a) share-based compensation expense, (b) amortization of acquisition-related intangible assets, (c) acquisition and related integration expenses, (d) restructuring and conversion costs and (e) certain other expenses. Reconciled items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. We prepared adjusted net income to eliminate the effects of items that we do not consider indicative of our core operating performance. We have historically not used adjusted net income for internal management reporting and evaluation purposes; however, we believe that adjusted net income, viewed in addition to, and not in lieu of, our reported

GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•

non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance;

•

costs associated with acquisitions and related integrations, restructuring and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance; and

•

amortization expense can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; as such, the amortization of intangible assets obtained in acquisitions is not considered a key measure of our operating performance.

Adjusted net income does not purport to be an alternative to net income or cash flows from operating activities. The term adjusted net income is not defined under GAAP, and adjusted net income is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, adjusted net income has limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted net income does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	adjusted net income does not reflect changes in, or cash requirements for, working capital needs; and
•	other companies in the financial services industry may calculate adjusted net income differently than we do, limiting its usefulness as a comparative measure.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three months and years ended December 31, 2020 and 2019 (unaudited).

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income (loss)			$(9,865)			$(2,740)
Acquisition-related amortization(1)	$—	$5,108	5,108	$—	$5,108	5,108
Expense adjustments(2)	3,499	3,320	6,819	1,888	2,305	4,193
Share-based compensation	13,796	—	13,796	14,109	—	14,109
Tax effect of adjustments(3)	(910)	7,227	6,317	(491)	(527)	(1,018)
Adjusted net income			$22,175			$19,652

	Year Ended December 31, 2020			Year Ended December 31, 2019
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income (loss)			$(7,812)			$(420)
Acquisition-related amortization(1)	$—	$20,432	20,432	$—	$20,432	20,432
Expense adjustments(2)	9,689	11,475	21,164	6,243	12,423	18,666
Share-based compensation	53,837	—	53,837	36,202	—	36,202
Tax effect of adjustments(3)	(2,519)	(11,919)	(14,438)	(1,623)	(7,142)	(8,765)
Adjusted net income			$73,183			$66,115

(1)	Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(2)	Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above other than share-based compensation.
(3)	Reflects the tax impact of expense adjustments and acquisition-related amortization.

Contacts

Investors:

Taylor J. Hamilton, CFA

Head of Investor Relations

InvestorRelations@assetmark.com

Media:

Chris Blake

MSR Communications

chris@msrcommunications.com

SOURCE: AssetMark Financial Holdings, Inc.